Exhibit 99.1
Ellington Financial Inc. Reports First Quarter 2025 Results
OLD GREENWICH, Connecticut—May 7, 2025
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended March 31, 2025.
Highlights
•Net income attributable to common stockholders of $31.6 million, or $0.35 per common share.1
◦$57.1 million, or $0.63 per common share, from the investment portfolio.
▪$52.9 million, or $0.58 per common share, from the credit strategy.
▪$4.2 million, or $0.05 per common share, from the Agency strategy.
◦$(1.0) million, or $(0.01) per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $35.5 million, or $0.39 per common share.
•Book value per common share as of March 31, 2025 of $13.44, including the effects of dividends of $0.39 per common share for the quarter.
•Dividend yield of 12.2% based on the May 6, 2025 closing stock price of $12.75 per share, and monthly dividend of $0.13 per common share declared on May 7, 2025.
•Recourse debt-to-equity ratio3 of 1.7:1 as of March 31, 2025. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 8.7:14.
•Cash and cash equivalents of $203.3 million as of March 31, 2025, in addition to other unencumbered assets of $650.2 million.
First Quarter 2025 Results
"Ellington Financial’s first quarter results reflect continued strength in our diversified residential and commercial mortgage loan portfolios, and ongoing momentum in our securitization platform," said Laurence Penn, Chief Executive Officer and President. "For the quarter, Ellington Financial generated net income of $0.35 per common share and adjusted distributable earnings of $0.39 per common share.
"Our loan businesses continued to generate steady growth and income, particularly in commercial mortgage bridge loans, non-QM loans, proprietary reverse mortgage loans, and closed-end second lien loans. In addition, we accessed the securitization markets opportunistically in the first quarter. We were able to price five separate securitization transactions before the recent market volatility and yield spread widening, thus locking in long-term, non-market-to-market financing at attractive economics, while also expanding our portfolio of high-yielding retained tranches. We also closed on two additional loan financing facilities to support future portfolio growth, and took advantage of the tight yield spreads earlier in the quarter to sell portions of our portfolio into a strong market, including Agency and non-Agency RMBS, non-QM retained tranches, and CLO notes.
"Finally, we made notable progress on our handful of commercial mortgage workouts, and we expect that by the end of the second quarter we will only have one significant remaining workout asset detracting from our adjusted distributable earnings.
"The high current levels of volatility are recharging the opportunity set and creating compelling trading opportunities; this is an environment that we believe is well-suited to our core strengths. As in past periods of market stress, we are bringing to bear our dynamic hedging strategies, diversified portfolio, multiple financing sources, and low leverage, aiming to preserve book value and navigate the evolving landscape successfully. In fact, we had already built up our credit hedges considerably since mid-2024, and profits on those credit hedges in April 2025 more than offset any valuation declines we saw in the long portfolio. Despite the widespread market weakness in April, we estimate that our economic return was still positive for the month."
Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income of $57.4 million in the first quarter, consisting of $53.2 million from the credit strategy and $4.2 million from the Agency strategy.
1 Includes $(24.4) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio, adjusted for unsettled purchases and sales, based on total recourse borrowings was 2.1:1 as of March 31, 2025.
4 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities.

Credit Performance
The total adjusted long credit portfolio5 decreased by 4% to $3.30 billion as of March 31, 2025, compared to $3.42 billion as of December 31, 2024. The decline was due to the impact of securitizations completed during the quarter, as well as a smaller residential transition loan portfolio, with principal paydowns in that portfolio exceeding new purchases, and net sales of CLOs. Offsetting a portion of the decline were larger commercial mortgage bridge and non-QM loan portfolios, driven by net purchases.
Key Highlights6:
•Overall positive performance driven by higher net interest income and net gains from forward MSR-related investments, commercial mortgage loans, closed-end second lien loans, and non-QM retained tranches.
•Positive results from equity investments in loan originators.
•Partially offsetting higher net interest income were net realized and unrealized losses on consumer loans, CLOs, non-QM loans, and residential transition loans; as well as losses on residential and commercial REO.
During the quarter, the net interest margin7 on our credit portfolio decreased to 2.90% from 3.02%, as a higher cost of funds more than offset higher asset yields. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency Performance
The long Agency RMBS portfolio decreased by 14% quarter over quarter to $256.1 million as of March 31, 2025, driven by net sales.
Key Highlights6:
•Agency RMBS yield spreads tightened in January and February, before reversing course and widening in March, driven in part by rising volatility related to uncertain tariff policies.
•Net gains on Agency RMBS, driven by strong results in January and February, exceeded hedging-related losses, which delivered positive results overall in the Agency strategy.
•Pay-ups on specified pools increased slightly to 0.69% as of March 31, 2025, from 0.67% as of December 31, 2024.
The net interest margin7 on our Agency portfolio (excluding the Catch-up Amortization Adjustment) increased to 2.46% as of March 31, 2025 from 2.22% as of December 31, 2024, driven by a lower cost of funds.
Longbridge Segment
The Longbridge segment reported a net loss of $(1.0) million for the first quarter. The Longbridge portfolio (excluding non-retained tranches of consolidated securitization trusts) increased by 31% sequentially to $549.0 million as of March 31, 2025, driven by proprietary reverse mortgage loan originations.
Key Highlights6:
•Positive contribution from originations, driven by higher origination margins for proprietary reverse mortgage loans and steady margins for HECM, despite lower origination volumes quarter over quarter.
•Net gain on the HMBS MSR Equivalent, driven primarily by tighter HMBS yield spreads.
•Overall net loss in the segment was driven by net losses on interest rate hedges.
Corporate/Other Summary
With interest rates lower during the quarter, we had gains on the fixed receiver interest rate swaps used to hedge the fixed payments on our unsecured notes and preferred equity. These gains exceeded net losses on our unsecured notes, which included a mark-to-market loss on our unsecured notes driven by lower interest rates, as well as a realized loss related to the par redemption of our 6.75% senior notes that we had carried at a slight discount to par.
5 Excludes non-retained tranches of consolidated securitization trusts. The adjusted long credit portfolio also includes the proceeds from financings related to the MSRs underlying our Forward MSR-related investments. Forward MSR-related investments, at fair value are presented on our Consolidated Balance Sheet net of such financings; as of both March 31, 2025 and December 31, 2024, such borrowings were $93.5 million.
6 Sector-level results include associated financing costs and hedging gains/losses where applicable.
7 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of March 31, 2025 and December 31, 2024:

	March 31, 2025		December 31, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs	$27,958	0.6%	$61,085	1.3%
CMBS	36,545	0.8%	39,206	0.8%
Commercial mortgage loans(2)(3)	505,459	11.1%	470,142	10.0%
Consumer loans and ABS backed by consumer loans(4)	87,172	1.9%	87,249	1.9%
Corporate debt and equity and corporate loans	24,915	0.5%	27,598	0.6%
Debt and equity investments in loan origination-related entities(5)	59,791	1.3%	61,619	1.3%
Forward MSR-related investments	87,203	1.9%	77,848	1.7%
Home equity line of credit and closed-end second lien loans and retained RMBS(4)(6)	341,196	7.5%	432,861	9.2%
Non-Agency RMBS	183,099	4.0%	166,587	3.6%
Non-QM loans and retained RMBS(2)(4)(6)	2,067,841	45.6%	2,007,670	43.0%
Other investments(7)(8)	58,134	1.3%	61,508	1.3%
Residential transition loans and other residential mortgage loans(2)	1,002,344	22.1%	1,127,770	24.1%
Non-Dollar denominated:
CLOs	6,558	0.2%	6,333	0.1%
Corporate debt and equity	190	—%	181	—%
RMBS(9)	13,271	0.3%	14,394	0.3%
Other residential mortgage loans	38,364	0.9%	39,168	0.8%
Total long credit portfolio	$4,540,040	100.0%	$4,681,219	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,337,020		1,353,055
Plus: Financing underlying Forward MSR-related investments(10)	93,500		93,500
Total adjusted long credit portfolio	$3,296,520		$3,421,664
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(3)Also includes equity investments in unconsolidated entities holding commercial mortgage loans and REO.
(4)Also includes equity investments in securitization-related vehicles.
(5)Also includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(6)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(7)Also includes equity investment in Ellington affiliate.
(8)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(9)Includes an equity investment in an unconsolidated entity holding European RMBS.
(10)We participate in the economic returns of a portfolio of forward MSRs under various agreements with a licensed mortgage servicer holding such MSRs. Under such agreements, we can direct the servicer to finance the MSRs and distribute the proceeds of such financings to us. Forward MSR-related investments, at fair value are presented on our Consolidated Balance sheet net of any such financings; as of both March 31, 2025 and December 31, 2024, such borrowings were $93.5 million.
Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of March 31, 2025 and December 31, 2024:

	March 31, 2025		December 31, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$241,580	94.3%	$250,376	84.4%
Reverse mortgages	1,499	0.6%	33,124	11.2%
IOs	13,016	5.1%	13,217	4.4%
Total long Agency RMBS	$256,095	100.0%	$296,717	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.

Longbridge Portfolio
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or the "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules.
The following table summarizes loan-related assets(1) in the Longbridge segment as of March 31, 2025 and December 31, 2024:

	March 31, 2025	December 31, 2024
	(In thousands)
HMBS assets(2)	$9,597,451	$9,245,834
Less: HMBS liabilities	(9,495,132)	(9,150,883)
HMBS MSR Equivalent	102,319	94,951
Unsecuritized HECM loans(3)	131,883	140,709
Proprietary reverse mortgage loans(4)	866,425	728,959
Reverse MSRs	29,536	29,766
Unsecuritized REO	2,489	2,323
Total	1,132,652	996,708
Less: Non-retained tranches of consolidated securitization trusts	583,686	576,474
Total, excluding non-retained tranches of consolidated securitization trusts	$548,966	$420,234
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of March 31, 2025, includes $14.0 million of active HECM buyout loans, $14.1 million of inactive HECM buyout loans, and $5.2 million of other inactive HECM loans. As of December 31, 2024, includes $7.8 million of active HECM buyout loans, $11.1 million of inactive HECM buyout loans, and $5.0 million of other inactive HECM loans.
(4)As of March 31, 2025, includes $615.3 million of securitized proprietary reverse mortgage loans and $12.4 million of cash held in a securitization reserve fund. As of December 31, 2024, includes $606.8 million of securitized proprietary reverse mortgage loans and $15.0 million of cash held in a securitization reserve fund.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended March 31, 2025 and December 31, 2024:

($ In thousands)	March 31, 2025			December 31, 2024
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	554	$96,776	29%	613	$104,917	25%
Wholesale and correspondent	1,267	241,675	71%	1,626	314,987	75%
Total	1,821	$338,451	100%	2,239	$419,904	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Key Highlights:
•Recourse Debt-to-Equity Ratio3 (adjusted for unsettled trades): declined to 1.7:1 as of March 31, 2025, compared to 1.8:1 as of December 31, primarily due to higher shareholders’ equity and the repayment of our 6.75% senior notes upon their maturity in March, partially offset by an increase in secured borrowings.
•Overall Debt-to-Equity Ratio4 (adjusted for unsettled trades): decreased to 8.7:1 from 8.8:1 during the quarter, reflecting an increase in shareholders' equity, partially offset by an increase in non-recourse borrowings.

The following table summarizes our outstanding borrowings and debt-to-equity ratios as of March 31, 2025 and December 31, 2024:

	March 31, 2025		December 31, 2024
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$3,099,550	1.9:1	$3,135,021	2.0:1
Non-recourse borrowings(4)	11,421,843	7.0:1	11,085,192	7.0:1
Total Borrowings	$14,521,393	8.9:1	$14,220,213	8.9:1
Total Equity	$1,637,616		$1,590,822
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		1.7:1		1.8:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		8.7:1		8.8:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 1.9:1 and 2.1:1 as of March 31, 2025 and December 31, 2024, respectively.
(4)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
Operating Results
The following table summarizes our operating results by strategy for the three-month period ended March 31, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$87,077	$4,140	$91,217	$23,056	$1,714	$115,987	$1.25
Interest expense	(46,503)	(2,498)	(49,001)	(13,745)	(4,481)	(67,227)	(0.73)
Realized gain (loss), net	(12,421)	(1,190)	(13,611)	—	(1,383)	(14,994)	(0.16)
Unrealized gain (loss), net	24,059	5,673	29,732	4,408	1,027	35,167	0.38
Net change from reverse mortgage loans and HMBS obligations	—	—	—	29,519	—	29,519	0.32
Earnings in unconsolidated entities	8,304	—	8,304	—	—	8,304	0.09
Interest rate hedges and other activity, net(2)	(5,917)	(1,908)	(7,825)	(12,273)	1,284	(18,814)	(0.20)
Credit hedges and other activities, net(3)	3,616	—	3,616	(394)	—	3,222	0.03
Income tax (expense) benefit	—	—	—	—	96	96	—
Investment related expenses	(2,770)	—	(2,770)	(10,810)	—	(13,580)	(0.14)
Other expenses	(2,259)	—	(2,259)	(20,756)	(15,341)	(38,356)	(0.41)
Net income (loss)	53,186	4,217	57,403	(995)	(17,084)	39,324	0.43
Dividends on preferred stock	—	—	—	—	(7,035)	(7,035)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(316)	—	(316)	—	(3)	(319)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	52,870	4,217	57,087	(995)	(24,122)	31,970	0.35
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(321)	(321)	—
Net income (loss) attributable to common stockholders	$52,870	$4,217	$57,087	$(995)	$(24,443)	$31,649	$0.35
Net income (loss) attributable to common stockholders per share of common stock	$0.58	$0.05	$0.63	$(0.01)	$(0.27)	$0.35
Weighted average shares of common stock and convertible units(4) outstanding						92,529
Weighted average shares of common stock outstanding						91,601
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended December 31, 2024:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$82,813	$3,293	$86,106	$20,176	$1,732	$108,014	$1.18
Interest expense	(43,508)	(3,474)	(46,982)	(11,616)	(4,557)	(63,155)	(0.69)
Realized gain (loss), net	3,088	(2,504)	584	(45)	—	539	0.01
Unrealized gain (loss), net	(21,322)	(8,463)	(29,785)	10,938	(3,784)	(22,631)	(0.25)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	20,080	—	20,080	0.22
Earnings in unconsolidated entities	10,895	—	10,895	—	—	10,895	0.12
Interest rate hedges and other activity, net(2)	11,062	7,142	18,204	22,554	(4,683)	36,075	0.39
Credit hedges and other activities, net(3)	(6,671)	—	(6,671)	(297)	—	(6,968)	(0.08)
Income tax (expense) benefit	—	—	—	—	(397)	(397)	—
Investment related expenses	(4,758)	—	(4,758)	(12,279)	—	(17,037)	(0.19)
Other expenses	(1,929)	—	(1,929)	(22,679)	(10,149)	(34,757)	(0.38)
Net income (loss)	29,670	(4,006)	25,664	26,832	(21,838)	30,658	0.33
Dividends on preferred stock(4)	—	—	—	—	(7,720)	(7,720)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(327)	—	(327)	—	(4)	(331)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	29,343	(4,006)	25,337	26,832	(29,562)	22,607	0.25
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(215)	(215)	—
Net income (loss) attributable to common stockholders	$29,343	$(4,006)	$25,337	$26,832	$(29,777)	$22,392	$0.25
Net income (loss) attributable to common stockholders per share of common stock	$0.32	$(0.04)	$0.28	$0.30	$(0.33)	$0.25
Weighted average shares of common stock and convertible units(5) outstanding						91,533
Weighted average shares of common stock outstanding						90,663
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Includes $0.3 million loss on redemption of preferred stock, equal to the difference between the carrying amount and the liquidation preference.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, May 8, 2025, to discuss our financial results for the quarter ended March 31, 2025. To participate in the event by telephone, please dial (800) 245-3047 at least 10 minutes prior to the start time and reference the conference ID EFCQ125. International callers should dial (203) 518-9765 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, May 8, 2025, at approximately 2:00 p.m. Eastern Time through Thursday, March 15, 2025 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 938-2490. International callers should dial (402) 220-9028. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended
	March 31, 2025	December 31, 2024
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$115,913	$106,743
Interest expense	(72,656)	(68,613)
Total net interest income	43,257	38,130
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(8,804)	1,436
Realized gains (losses) on financial derivatives, net	11,641	15,580
Realized gains (losses) on real estate owned, net	(934)	(1,879)
Realized gains (losses) on unsecured borrowings, at fair value	(1,383)	—
Unrealized gains (losses) on securities and loans, net	46,108	(63,310)
Unrealized gains (losses) on financial derivatives, net	(27,115)	18,316
Unrealized gains (losses) on real estate owned, net	(3,311)	1,199
Unrealized gains (losses) on other secured borrowings, at fair value, net	(31,364)	34,357
Unrealized gains (losses) on unsecured borrowings, at fair value	1,027	(3,784)
Net change from HECM reverse mortgage loans, at fair value	176,990	126,262
Net change related to HMBS obligations, at fair value	(147,471)	(106,182)
Other, net	24,266	11,847
Total other income (loss)	39,650	33,842
EXPENSES
Base management fee to affiliate, net of rebates	6,092	5,888
Incentive fee to affiliate	4,533	—
Investment related expenses:
Servicing expense	7,019	6,375
Debt issuance costs related to Other secured borrowings, at fair value	—	2,210
Other	6,608	8,470
Professional fees	3,716	3,176
Compensation and benefits	16,942	18,748
Other expenses	7,073	6,945
Total expenses	51,983	51,812
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	30,924	20,160
Income tax expense (benefit)	(96)	397
Earnings (losses) from investments in unconsolidated entities	8,304	10,895
Net Income (Loss)	39,324	30,658
Net Income (Loss) attributable to non-controlling interests	640	546
Dividends on preferred stock	7,035	7,385
(Gain) loss on redemption of preferred stock	—	335
Net Income (Loss) Attributable to Common Stockholders	$31,649	$22,392
Net Income (Loss) per Common Share:
Basic and Diluted	$0.35	$0.25
Weighted average shares of common stock outstanding	91,601	90,663
Weighted average shares of common stock and convertible units outstanding	92,529	91,533

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	March 31, 2025	December 31, 2024(1)
ASSETS
Cash and cash equivalents	$203,288	$192,387
Restricted cash	14,027	16,561
Securities, at fair value	943,281	962,254
Loans, at fair value	14,274,158	13,999,572
Loan commitments, at fair value	7,215	6,692
Forward MSR-related investments, at fair value	87,203	77,848
Mortgage servicing rights, at fair value	29,536	29,766
Investments in unconsolidated entities, at fair value	269,093	220,078
Real estate owned	65,447	46,661
Financial derivatives–assets, at fair value	157,308	184,395
Reverse repurchase agreements	334,145	336,743
Due from brokers	43,023	22,186
Investment related receivables	184,431	189,081
Other assets	32,073	32,804
Total Assets	$16,644,228	$16,317,028
LIABILITIES
Securities sold short, at fair value	$264,511	$293,574
Repurchase agreements	2,568,627	2,584,040
Financial derivatives–liabilities, at fair value	63,149	71,024
Due to brokers	53,848	55,429
Investment related payables	28,546	22,714
Other secured borrowings	268,173	253,300
Other secured borrowings, at fair value	1,926,711	1,934,309
HMBS-related obligations, at fair value	9,495,132	9,150,883
Unsecured borrowings, at fair value	247,337	281,912
Base management fee payable to affiliate	6,092	5,888
Incentive fee payable to affiliate	4,533	—
Dividend payable	17,015	16,611
Interest payable	20,474	17,956
Accrued expenses and other liabilities	42,464	38,566
Total Liabilities	15,006,612	14,726,206
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,800,089 and 13,800,089 shares issued and outstanding, and $345,002 and $345,002 aggregate liquidation preference, respectively	331,958	331,958
Common stock, par value $0.001 per share, 300,000,000, and 300,000,000 shares authorized, respectively; 94,428,880 and 90,678,492 shares issued and outstanding, respectively(2)	94	91
Additional paid-in-capital	1,661,528	1,613,540
Retained earnings (accumulated deficit)	(379,316)	(375,113)
Total Stockholders' Equity	1,614,264	1,570,476
Non-controlling interests	23,352	20,346
Total Equity	1,637,616	1,590,822
TOTAL LIABILITIES AND EQUITY	$16,644,228	$16,317,028
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.44	$13.52
(1)Derived from audited financial statements as of December 31, 2024.
(2)Common shares issued and outstanding at March 31, 2025 includes 3,750,388 shares of common stock issued under our ATM program during the three-month period ended March 31, 2025.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended March 31, 2025 and December 31, 2024, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	March 31, 2025				December 31, 2024(1)
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$57,403	$(995)	$(17,084)	$39,324	$25,664	$26,832	$(21,838)	$30,658
Income tax expense (benefit)	—	—	(96)	(96)	—	—	397	397
Net income (loss) before income tax expense (benefit)	57,403	(995)	(17,180)	39,228	25,664	26,832	(21,441)	31,055
Adjustments:
Realized (gains) losses, net(2)	7,448	—	1,382	8,830	(11,876)	—	(9)	(11,885)
Unrealized (gains) losses, net(3)	(11,346)	5,429	(2,772)	(8,689)	37,029	4,543	7,679	49,251
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(4)	—	3,869	—	3,869	—	(14,906)	—	(14,906)
Incentive fee to affiliate	—	—	4,533	4,533	—	—	—	—
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(938)	—	—	(938)	471	—	—	471
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(5)	—	(4,011)	—	(4,011)	—	(2,627)	—	(2,627)
Non-capitalized transaction costs and other expense adjustments(6)	1,109	1,669	262	3,040	2,186	1,127	261	3,574
(Earnings) losses from investments in unconsolidated entities	(8,304)	—	—	(8,304)	(10,895)	—	—	(10,895)
Adjusted distributable earnings from investments in unconsolidated entities(7)	5,702	—	—	5,702	9,903	—	—	9,903
Total Adjusted Distributable Earnings	$51,074	$5,961	$(13,775)	$43,260	$52,482	$14,969	$(13,510)	$53,941
Dividends on preferred stock	—	—	7,035	7,035	—	—	7,385	7,385
Adjusted Distributable Earnings attributable to non-controlling interests	373	—	359	732	506	—	438	944
Adjusted Distributable Earnings Attributable to Common Stockholders	$50,701	$5,961	$(21,169)	$35,493	$51,976	$14,969	$(21,333)	$45,612
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.55	$0.07	$(0.23)	$0.39	$0.57	$0.17	$(0.24)	$0.50
(1)Conformed to current period methodology.
(2)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(4)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(5)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(6)For the three-month period ended March 31, 2025, includes $1.7 million of non-capitalized transaction costs, $0.6 million of non-cash equity compensation and depreciation expense, and $0.7 million of various other expenses. For the three-month period ended December 31, 2024, includes $2.9 million of non-capitalized transaction costs, $0.5 million of non-cash equity compensation and depreciation expense, and $0.2 million of various other expenses.
(7)Includes the Company's proportionate share of net interest income, net loan origination income (expense), and operating expenses for certain investments in unconsolidated entities including certain of its non-consolidated equity investments in loan originators that have been making (or are expected to make) distributions to the Company. The additional adjusted distributable earnings related to the Company's equity investments in certain loan originators was $5.0 million, or $0.05 per common share, for the three-month period ended December 31, 2024.